As filed with the Securities and Exchange Commission on July 21, 2009

Registration No. 333-160157

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(781) 224-0880

(Address, including zip code, and telephone number, including area code of registrants’ principal executive offices)

Gregory A. Serrao

Chairman, President and Chief Executive Officer

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(781) 224-0880 / (781) 224-4216 (fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy M. Shepherd, Esq.

Baker & Hostetler, LLP

65 East State Street, Suite 2100

Columbus, Ohio 43215

(614) 462-4712 / (614) 462-2616 (fax)

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and ““smaller reporting company” in Rule 12b-7 of the Exchange Act. Check one:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if Smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fees(3)
Debt Securities
Common Stock, par value $.01 per share
Warrants
Total	$50,000,000	$2,790	*

*	Registration fee paid upon initial filing of registration statement on June 23, 2009.

(1)	This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion, redemption or exercise, as the case may be, of debt securities or warrants registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(2)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be sold at indeterminate prices, with a maximum aggregate offering price not to exceed $50,000,000.

(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, July 21, 2009

Prospectus

AMERICAN DENTAL PARTNERS, INC.

$50,000,000

Debt Securities

Common Stock

Warrants

American Dental Partners, Inc. may offer and sell from time to time debt securities, common stock and warrants. This prospectus describes the general terms of the offered securities and the general manner in which we will offer these securities. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you make your investment decision.

We may offer and sell securities to or through one or more underwriters, dealer and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers, or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “ADPI.” Our executive offices are located at 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information regarding risk factors incorporated by reference described under the caption “Risk Factors” on page one of this prospectus, in any prospectus supplement or incorporated by reference herein or therein in determining whether to purchase our securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2009

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, together with additional information described under the heading “Where you can find more information” before you invest in any of these securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” or “our” are to American Dental Partners, Inc. and its subsidiaries. The term “practice” or “dental group practice” refers to a dentist-owned professional corporation, professional association or service corporation which is responsible for providing dental care to patients. An “affiliated practice” or an “affiliated dental practice” is a professional corporation, professional association or service corporation which is not owned by us that has entered into a long-term service agreement with us. An “affiliated dental group” is comprised of an

i

affiliated practice and a Company-owned service company entity which have entered into a long-term service agreement. An affiliated dental group typically comprises several dental facilities in a given metropolitan market. The terms “affiliated practice,” “affiliated dental practice” and “affiliated dental group” also include Arizona’s Tooth Doctor for Kids (“Tooth Doctor”), a corporation that is 85% owned by us and, as permitted by applicable state law, employs dentists. Consequently, there is no service agreement between Tooth Doctor and us.

ii

Cautionary Statement Regarding Forward-Looking Statements

Some of the information in this prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with its ability to refinance its credit facilities on satisfactory terms, overall or regional economic conditions, dependence upon affiliated dental practices, contracts its affiliated practices have with third-party payors, dependence upon service agreements and government regulation of the dental industry, the impact of any terminations or potential terminations of such contracts, fluctuations in labor markets and the Company’s acquisition and affiliation strategy. For a discussion of the factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under “Risk Factors” contained in this prospectus and in other information contained in our publicly-available filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008, and other reports we file under the Securities Exchange Act of 1934, as amended. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents we have incorporated by reference. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Risk Factors

An investment in the securities involves a significant degree of risk. Before you invest in our securities you should carefully consider the risks described below, those risk factors included under Item 1A of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected.

We may not be able to refinance our credit facilities on satisfactory terms. Our $75 million revolving credit facility and $100 million term loan mature on January 20, 2010. At March 31, 2009, the outstanding balances under our credit facility and term loan were $26.0 million (plus stand-by letters of credit amounting to $1.7 million) and $100.0 million, respectively. The current credit markets are very limited and restrictive. Although we have discussed with our existing lenders the terms for extending the maturity of our credit facilities, we believe it is in the best interests of our shareholders to seek to refinance our indebtedness on a longer term basis at this time rather than incur the costs associated with a short-term extension of the maturity. We are pursuing alternatives for refinancing our credit facilities with our existing and new lenders, but we cannot assure you that we will be able to refinance our credit facilities on satisfactory terms. Our failure to extend the maturity of our revolving credit facility and term loan with our existing lenders or to refinance our indebtedness with our existing lenders or others on satisfactory terms will have a material adverse effect on our business, financial condition and results of operations. In the event that we are not able to complete a refinancing or extension on satisfactory terms by January 20, 2010, we do not anticipate having available cash from operations to pay the outstanding debt at maturity and in such case we would be in default under the terms of our credit facility and term loan. We may be able to refinance only a portion of our revolving credit facility and term loan, which would require us to seek to issue subordinated debt, preferred stock or common stock, or some combination of such securities to replace a portion of our credit facilities. Such securities may include interest or dividends, voting rights or other dilutive effects to our existing shareholders. We cannot assure you that we would be able to issue such securities on satisfactory terms.

We are impacted by general economic conditions. Our net revenue depends primarily on revenue generated by the affiliated practices. We estimate approximately 85% of the patients of our affiliated practices have dental insurance, and demand for dental care is heavily influenced by dental insurance. In general, dental insurance covers 100% of preventative care, only 80% of basic restorative procedures and 50% of more extensive restorative procedures. In addition, dental insurance often caps benefits at an annual maximum of $1,000 to $1,500. As a result, patients, with or without dental insurance, are financially responsible for a considerable portion of their dental expenditures. With the deteriorating economic conditions initially emanating from consumer indebtedness, consumer spending patterns have changed. Our affiliated practices have observed patients either delaying care or, for those patients with dental insurance, opting for dental procedures that are largely covered by insurance. As are result, revenue growth rates of the affiliated practices have decreased and revenue mix has shifted towards lower cost and lower profitability dental procedures. The effect to us is lower net revenue and lower profit margins. We believe economic conditions will adversely impact us during 2009, although we are unable to predict the likely duration or severity of the current adverse economic conditions or the severity of the effect of those conditions on our business and results of operations. We also believe the current economic conditions will not lessen the dental care needs of patients and therefore will not impact long term trends of the dental care industry.

We are dependent on the performance of the affiliated practices for our net revenue. Our net revenue depends primarily on revenue generated by the affiliated practices. We do not employ dentists, except for Arizona’s Tooth Doctor for Kids, and we do not control the clinical decisions of any of the affiliated practices. There can be no assurance that the affiliated practices will maintain successful operations or that any of the key members of a particular affiliated practice will continue practicing with that practice. Availability of dentists, hygienists or dental assistants could have a material adverse effect on our business. To the extent permitted by state law, each affiliated practice has entered into non-competition agreements and other restrictive covenants with dentists under their employ and we have similar restrictive covenants with Tooth Doctor’s dentists. There can be no assurance that these restrictive covenants will remain in effect in all cases, are or will be sufficient to protect the interests of the affiliated practices or that a court will enforce such agreements. Any material loss of revenue by an affiliated practice, whether due to the loss of existing dentists or the inability to recruit new ones, could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon the service agreements we have entered into with each of the affiliated practices, except for Tooth Doctor, for substantially all of our revenue. Revenue generated from our service agreements with Metro Dentalcare P.L.C., the affiliated dental practice at Metro Dentalcare, and with Wisconsin Dental Group, S.C., the affiliated practice at Forward Dental, represented 20% and 12%, respectively of our consolidated net revenue in 2008. The termination of either of these service agreements would have a material adverse effect on our business, financial condition and results of operations.

Our net revenue may be adversely affected by third-party payor cost containment efforts. A significant portion of the payments for dental care that is received by the affiliated practices is paid or reimbursed under insurance programs with third-party payors. Third-party payors are continually negotiating the fees charged for dental care, with a goal of containing reimbursement and utilization rates. Loss of revenue by the affiliated practices caused by third-party payor cost containment efforts or an inability to negotiate satisfactory reimbursement rates could have a material adverse effect on our business, financial condition and results of operations.

Some third-party payor contracts are capitated arrangements. Under such contracts, the affiliated practice receives a monthly payment based on the number of members for which they provide care and generally receives a co-payment from the patient at the time care is provided. Such payment methods shift a portion of the risk of providing care from the third-party payors to the affiliated practice. To the extent that patients covered by such contracts require more frequent or extensive care than is anticipated, there may be a shortfall between the capitated payments received by the affiliated practice and the costs incurred to provide such care. Unfavorable utilization under these contracts, as well as termination of such contracts, could have a material adverse effect on our business, financial condition and results of operations.

Our net revenue at Tooth Doctor and three other affiliated practices may be adversely affected by changes in state Medicaid programs. Tooth Doctor is largely dependent upon reimbursements under Arizona’s Medicaid program and three of our other affiliated practices are providers under various state Medicaid programs. Changes in those programs affecting provider eligibility, reimbursement rates or specific dental procedures eligible for reimbursement, or our affiliated practices failure to maintain its authorization as a provider under these programs, or to comply with applicable state and federal law or its contracts with the payors who administer claims and make payments under these programs, could have a material adverse effect on our business, financial condition and results of operations.

Determinations by regulatory authorities could have a material adverse effect on our operations. The dental industry and dental practices are highly regulated at the state and federal levels. Many of these laws and regulations vary widely by state. In addition, these laws and regulations are enforced by federal and state regulatory authorities with broad discretion, and our agreements may be subject to review by these authorities from time to time. For example, regulatory authorities in some states in which we operate have obtained a copy of our service agreement for review in the past, and in the future such reviews could result in changes to our service agreements. We do not, and do not intend to, control the practice of dentistry by the affiliated practices or their compliance with the regulatory requirements directly applicable to dentists or the practice of dentistry. However, there can be no assurance that any review of our business relationships, including our relationship with the affiliated practices, by courts or other regulatory authorities, will not result in determinations that could have a material adverse effect on our operations.

Changes in the laws and regulatory environment could have a material adverse effect on our operations. Similarly, there can be no assurance that the laws and regulatory environment will not change to restrict or limit the enforceability of our service agreements. The laws and regulations of some states in which we currently operate or may seek to expand may require us to change our contractual relationships with dental group practices in a manner that may restrict our operations in those states or may prevent us from affiliating with dental group practices or providing comprehensive business services to dental group practices in those states, or may require us to restructure our current or future operations. For example, a bill recently introduced in the Arizona legislature would impose additional specific reporting and other obligations on business entities, such as us, who own dental practices, and there have been efforts in the past to enact legislation which would have restricted our ability to own dental practices in that state. There can be no assurance that similar legislation will not be enacted in the future. Additionally, the Arizona Board of Dentistry has approved changes to certain sedation rules, and those proposed changes were sent to the Governor’s Regulatory Review Counsel for review. Those changes, if ultimately implemented, or other changes to these rules could adversely affect Tooth Doctor.

Our future affiliations may not be completed on acceptable terms or successfully integrated. Our strategy includes expansion through affiliations with dental group practices in new and existing states and the expansion of such affiliated practices. Affiliations involve numerous risks, including failure to retain key personnel and contracts of the affiliated practices and the inability to work successfully with us as a business partner. There can be no assurance that we will be able to complete additional affiliations on acceptable terms and conditions or that we will be able to serve successfully as a business partner to additional practices, and this could adversely affect our business, financial condition or results of operations. In addition, we entered into agreements to amend our revolving credit agreement and our term loan effective October 24, 2008 which limit amounts which can be borrowed to fund affiliations and acquisitions, and as a result the number of new affiliations and acquisitions over the next twelve months will be at levels lower than we achieved in recent years.

We may not realize the expected value of our goodwill and intangible assets. A significant portion of our total assets is represented by goodwill and intangible assets, with the amount expected to increase with future affiliations. In addition, the amortization expense related to definite lived intangible assets will increase in the future as a result of additional intangible assets recorded in connection with new affiliations. Management performs an impairment test on goodwill and indefinite lived intangible assets at least annually or when facts and circumstances exist which would suggest that the goodwill or indefinite lived intangible asset is impaired. An impairment test on goodwill and definite lived intangible assets is performed when facts and circumstances exist which would suggest that the definite lived intangible asset may be impaired, such as loss of key personnel, change in legal factors or competition. Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. If impairment were determined, we would make the appropriate adjustment to the intangible asset to reduce the asset’s carrying value to fair value. In the event of any sale or liquidation of us or a portion of our assets, there can be no assurance that the value of our intangible assets will be realized. Any future determination requiring the write off of goodwill, indefinite lived intangibles or a significant portion of unamortized intangible assets could have a material adverse effect on our business, financial condition and results of operations.

Our operating results may be adversely affected by professional liability claims against the affiliated practices. The affiliated practices and/or individual dentists in their employ could be exposed to the risk of professional liability claims, and it is possible that such claims could also be asserted against us. With respect to Tooth Doctor, any such claims would likely be asserted against us. Such claims, if successful, could result in substantial damages that could exceed the limits of any applicable insurance coverage. We are named as an insured under the professional liability insurance policy covering the affiliated practices. In addition, we also require each affiliated practice to indemnify us for actions or omissions related to the delivery of dental care by such affiliated practice. However, a successful professional liability claim against an affiliated practice or us could have a material adverse effect on our business, financial condition and results of operations.

A loss of the services of our key personnel could have a material adverse effect on our business. Our continued success depends upon the retention of our senior officers who have been instrumental in our success and upon our ability to attract and retain other highly qualified individuals. The loss of some of our senior officers, or an inability to attract or retain other key individuals, could materially adversely affect us. Continued growth and success in our business depends, to a large degree, on our ability to retain and attract such employees.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room and its copy charges. You may view our SEC filings electronically at the SEC’s Internet site at http://www.sec.gov, or at our own website at http://www.amdpi.com.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference (excluding any information furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:

•	Our annual report on Form 10-K for the year ended December 31, 2008, filed March 16, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed May 11, 2009;

•	Our current reports on Form 8-K filed April 15, 2009 and April 30, 2009; and

•	The description of our common stock, included in our Form 8-A filed on November 12, 1997 (File No. 000-23363), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning:

Investor Relations Department

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(781) 224-0880

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information provided in this prospectus or incorporated by reference is accurate as of any date other than the date on the front cover or the date of the incorporated material, as applicable.

The Company

American Dental Partners is a leading provider of dental facilities, support staff and business services to multidisciplinary dental group practices in selected markets throughout the United States. We are committed to the success of the affiliated practices, and we make substantial investments to support each affiliated practice’s growth. We provide or assist with organizational planning and development; recruiting, retention and training programs; quality assurance initiatives; facilities development and management; employee benefits administration; procurement; information systems and practice technology; marketing and payor relations; and financial planning, reporting and analysis. At March 31, 2009, we were affiliated with 26 dental group practices, comprising 542 full-time equivalent dentists practicing in 243 dental facilities in 18 states. We were incorporated in Delaware in 1995.

Our executive offices are located at 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, and our telephone number is (781) 224-0880.

The foregoing information concerning us does not purport to be comprehensive. For additional information concerning our business and affairs, including capital requirements, our financing needs and descriptions of certain laws and regulations to which we may be subject, please refer to the documents incorporated by reference into this prospectus.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges:

	Year Ended December 31,					Three months ended March 31, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	3.14	3.21	3.20	—	3.68	1.48

The ratio of earnings to fixed charges has been calculated by dividing (1) pre-tax income from continuing operations before adjustment of minority interest plus fixed charges by (2) fixed charges. Fixed charges are equal to interest expense (including amortization of deferred financing costs, capitalized interest and interest on borrowings), plus the portion of rent expense estimated to represent interest. The Company determined that 1/3 of rent expense represents a reasonable approximation of the interest factor. For the year ended December 31, 2007, earnings were insufficient to cover fixed charges by $11,607,000.

Description of Securities

Equity Securities

We may offer common stock, $.01 par value per share, under this prospectus. Our authorized capital stock currently consists of 25,000,000 shares of common stock and 1,000,000 shares of preferred stock. At June 15, 2009, 13,531,075 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock. Holders of common stock are entitled to one vote per share with respect to each matter presented to our shareholders on which the holders of common stock are entitled to vote. The common stock does not have cumulative voting rights. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to our shareholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of the series.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the Nasdaq Global Select Market under the symbol “ADPI.”

Preferred Stock. Our board is empowered, without approval of our shareholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the terms of the shares of each series as fixed by our board. Among the specific matters that may be determined by our board are:

•	the designation of each series;

•	the number of shares of each series;

•	the rights in respect of dividends, if any;

•	whether dividends, if any, shall be cumulative or non-cumulative;

•	the terms of redemption, repurchase obligation or sinking fund, if any;

•	the rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•	rights and terms of conversion, if any;

•	restrictions on the creation of indebtedness, if any;

•	restrictions on the issuance of additional preferred stock or other capital stock, if any;

•	restrictions on the payment of dividends on shares ranking junior to the preferred stock; and

•	voting rights, if any.

No shares of preferred stock are currently outstanding and we have no current plans to issue preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our shareholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board does not at present intend to seek shareholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Warrants. We may issue warrants for the purchase of shares of our common stock. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

Anti-Takeover Provisions under Delaware Law, our Articles of Incorporation and Bylaws. We are a Delaware corporation We are subject to Section 203 of the Delaware General Corporation Law, or DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Registrar and Transfer Company.

Debt Securities

This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement. Those terms of the debt securities offered by a prospectus supplement may differ significantly from the terms of the Debt Securities described in this section of the prospectus.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be subordinated obligations of ours issued in one or more series. The Debt Securities will be general obligations of the Company. Each series of Debt Securities will be issued on terms specified in an agreement, or “Indenture,” between the Company and an independent third party, usually a bank or trust company, known as a “Trustee,” who will be legally obligated to carry out the terms of the Indenture. The name(s) of the Trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

This summary of certain terms and provisions of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions that may be important to you.

General. The Indentures will not limit the amount of Debt Securities that we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The Company may establish, without the approval of existing holders of Debt Securities, and the applicable prospectus supplement will describe, the terms of any Debt Securities being offered, including:

•	the title and aggregate principal amount;

•	the date(s) when principal is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	the places where the principal and interest will be payable;

•	any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the subordination provisions and the applicable definition of “Senior Indebtedness”;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

•	whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

•

whether the Debt Securities will be issuable in registered form, referred to as “Registered Securities,” or in bearer form, referred to as “Bearer Securities” or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

•	any applicable material federal tax consequences;

•	the dates on which premiums, if any, will be payable;

•	our right, if any, to defer payment of interest and the maximum length of such deferral period;

•	any paying agents, transfer agents, registrars or trustees;

•	any listing on a securities exchange;

•	if convertible into common stock, the terms on which such Debt Securities are convertible;

•	the subordination terms, if any;

•

the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

•	the initial offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

The terms of the Debt Securities of any series may differ and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement or supplemental indenture.

Ranking of Debt Securities. The Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will define senior indebtedness and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date. The prospectus supplement will also describe the subordination provisions of the Subordinated Debt Securities.

Covenants. Under the Indentures, we will be required to:

•	pay the principal, interest and any premium on the Debt Securities when due;

•	maintain a place of payment;

•	deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent. Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. “United States” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

Unless otherwise indicated in a prospectus supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

•

exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

Original Issue Discount Securities. Debt Securities may be issued as “Original Issue Discount Securities” to be sold at a discount below their principal amount. Original Issue Discount Securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Non U.S. Currency. If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “Depositary” identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

•	by the Depositary to a nominee of such Depositary;

•	by a nominee of such Depositary to such Depositary or another nominee of such Depositary; or

•	by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

Redemption and Repurchase. The Debt Securities may be redeemable, in whole or in part, at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange. The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock will be set forth in the applicable prospectus supplement. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger and Sale of Assets. Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the Indentures and applicable to Debt Securities issued under such Indentures, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

•	default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

•	default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

•

default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

•	certain events of bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a “cross-acceleration.”

No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of the Debt Securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

•	have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee,

•	the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

•

the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

We are required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

Modification and Waivers. From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of such series for certain specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the Debt Securities of such series in the case of a merger or consolidation;

•	to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

•	to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

•	to establish the form or terms of Debt Securities of any series and any related coupons;

•	to add guarantors with respect to the Debt Securities of such series;

•	to secure the Debt Securities of such series;

•	to maintain the qualification of the Indenture under the Trust Indenture Act; or

•	to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by us and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

•	reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

•	reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

•	change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

•

reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

•	waive a default in payment with respect to the Debt Securities or any guarantee;

•	reduce the rate or extend the time for payment of interest on the Debt Securities;

•	adversely affect the ranking of the Debt Securities of any series;

•	release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

•	modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holders.

The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

Outstanding Debt Securities. In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

•	the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

•

the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security; and

•	any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

Discharge, Termination and Covenant Termination. When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

•	to terminate and be discharged from all of our obligations with respect to those Debt Securities subject to some limitations; or

•	to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the effect that the holders of those Debt Securities:

•	will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

•	will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

If we effect covenant termination with respect to any Debt Securities, the amount of deposit with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting termination or covenant termination, including any modifications to the provisions described above.

Governing Law. The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees. The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, provided that if such Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

Plan of Distribution

We may sell the securities offered by this prospectus and applicable prospectus supplements from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to a limited number of purchasers;

•	directly to institutional investors; or

•	through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity any redemption provisions; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with applicable rules:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities, if any, will be a new issue of securities with no established trading market, other than the common stock, which is listed on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on an exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Legal Matters

Our counsel, Baker & Hostetler LLP, will pass upon certain legal matters in connection with the offered securities. Gary A. Wadman, a partner of Baker & Hostetler LLP, is our Secretary and owns 3,597 shares of our common stock. Any underwriters may be advised about other issues relating to any offering by their legal counsel.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating the Company’s pursuit of financial arrangements based on the fact that the outstanding term loan and revolving credit facility mature on January 20, 2010 as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the sale of securities being registered hereby. All amounts are estimates, except the registration fee.

Item	Amount
SEC registration fee	$2,790
Accounting fees and expenses	20,000	*
Legal fees and expenses	300,000	*
Trustees’ fees and expenses	30,000	*
Printing expenses	20,000	*
Miscellaneous	77,210	*

Total	450,000	*
*	Estimates solely for this item. Actual expenses may vary.

Item 15.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Article 6 of the Amended and Restated By-Laws of the Company contains certain indemnification provisions adopted pursuant to authority contained in Section 145 of the DGCL. The By-Laws provide for the indemnification of an officer, director, employee, or agent who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he is or was serving in such capacity, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the stockholders of the Company or otherwise as provided in Section 6.4 of the By-Laws, that: (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in any action, suit, or proceeding by or in the right of the Company, he was not, and has not been adjudicated to have been, liable to the Company; and (iii) with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. Section 6.3 of the By-Laws provides that, to the extent a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith.

Under Section 145 of the DGCL and Section 6.7 of the By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against or incurred by such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to provide indemnity under Section 145 or the By-Laws. The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

Article Ninth of the Second Amended and Restated Certificate of Incorporation of the Company eliminates personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by Section 102(b)(7) of the DGCL.

The above discussion of the Company’s Certificate of Incorporation and By-Laws and the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, By-Laws, and statutes.

We also maintain insurance to cover amounts that we may be required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

Item 16.	Exhibits

Exhibit No.	Document Description

*1.1	Form of Underwriting Agreement

**4.1	Form of Indenture between American Dental Partners, Inc. and Trustee to be designated therein covering debt securities to be offered hereunder, including Form of Note or Debenture attached thereto

**4.2	Form of Warrant Agreement and Warrant Agent to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto

**5	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered

**12	Computation of Ratio of Earnings to Fixed Charges

***23.1	Consent of PricewaterhouseCoopers LLP

**23.2	Form of Consent of Baker & Hostetler LLP (included in Exhibit 5)

**24	Power of Attorney

****25	Form T-1 Statement of Eligibility of Trustee for the debt securities

*	To be filed as an exhibit on Form 8-K of the registrant

**	Previously filed herewith

***	Filed herewith

****	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended

Item 17.	Undertakings

(a) The undersigned registrant hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each registrant undertakes that in a primary offering of securities of a registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b) 2 of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, State of Massachusetts, on July 21, 2009.

AMERICAN DENTAL PARTNERS, INC

By:	/s/ Gregory A. Serrao
Gregory A. Serrao Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gregory A. Serrao Gregory A. Serrao	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2009

/s/ Breht T. Feigh Breht T. Feigh	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 21, 2009

/s/ Mark W. Vargo Mark W. Vargo	Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 21, 2009

* Robert E. Hunter, DMD	Director	July 21, 2009

* David E. Milbrath, DDS	Director	July 21, 2009

* Gerard M. Moufflet	Director	July 21, 2009

* Lonnie H. Norris, DMD, MPH	Director	July 21, 2009

* Derril W. Reeves	Director	July 21, 2009

* Steven J. Semmelmayer	Director	July 21, 2009

By:	/s/ Gregory A. Serrao
Gregory A. Serrao, Attorney-in-fact

Index to Exhibits

Exhibit No.	Document Description

*1.1	Form of Underwriting Agreement

**4.1	Form of Indenture between American Dental Partners, Inc. and , Trustee, covering debt securities to be offered hereunder, including Form of Note or Debenture attached thereto

**4.2	Form of Warrant Agreement and Warrant Agent to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto

**5	Opinion of Baker & Hostetler LLP, as to the legality of the securities being registered

**12	Computation of Ratio of Earnings to Fixed Charges

***23.1	Consent of PricewaterhouseCoopers LLP

**23.2	Form of Consent of Baker & Hostetler LLP (included in Exhibit 5)

**24	Power of Attorney

****25	Form T-1 Statement of Eligibility of , Trustee for the debt securities

*	To be filed as an exhibit on Form 8-K of the registrant

**	Previously filed herewith

***	Filed herewith

****	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended